UNITED STATES

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SCHEDULE 14A

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Securities Exchange Act of 1934

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REIN THERAPEUTICS, INC.

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Rein Therapeutics Announces Adjournment of Annual Meeting of Stockholders

•	Meeting adjourned to Wednesday, July 23, 2025 at 9:00 a.m. Eastern Time

AUSTIN, Texas, June 24, 2025 (“Rein”) (NASDAQ: RNTX), a biopharmaceutical company advancing a novel pipeline of first-in-class medications to address significant unmet medical needs in orphan pulmonary and fibrosis indications, today announced that it adjourned, without conducting any business, the 2025 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, June 24, 2025, due to the fact that a quorum was not achieved and to allow more opportunity for Company stockholders to vote on all proposals described in Rein’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2025.

The Annual Meeting will reconvene on Wednesday, July 23, 2025, beginning at 9:00 a.m. Eastern Time at www.meetnow.global/M4RTYCN. The record date for the Annual Meeting continues to be the close of business on May 5, 2025. No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The proxy statement is available at https://www.sec.gov/ and at www.envisionreports.com/RNTX.

Rein encourages all stockholders of record at the close of business on May 5, 2025 who have not yet voted, to vote by 11:59 p.m. Eastern Time on July 22, 2025.

Rein’s board of directors strongly recommends that stockholders vote “FOR” each of the proposals presented at the Annual Meeting.

Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Stockholders can change their vote at any time before the Annual Meeting by returning a signed proxy with a later date or submitting a subsequent proxy to vote over the Internet or by telephone by 11:59 p.m. Eastern Time on July 22, 2025, or by attending the Annual Meeting and voting online during the Annual Meeting.

About Rein Therapeutics

Rein Therapeutics is a clinical-stage biopharmaceutical company advancing a novel pipeline of first-in-class therapies to address significant unmet medical needs in orphan pulmonary and fibrosis indications. Rein’s lead product candidate, LTI-03, is a novel, synthetic peptide with a dual mechanism targeting alveolar epithelial cell survival as well as inhibition of profibrotic signaling. LTI-03 has received Orphan Drug Designation in the U.S. and is currently being evaluated in a Phase 2 trial, titled the RENEW trial, in patients with idiopathic pulmonary fibrosis. Rein’s second product candidate, LTI-01, is a proenzyme that has completed Phase 1b and Phase 2a clinical trials for the treatment of loculated pleural effusions. LTI-01 has received Orphan Drug Designation in the U.S. and E.U. and Fast Track Designation in the U.S. For more information, please visit the company’s website at reintx.com, or follow them on LinkedIn and X.

Forward-Looking Statements

This press release may contain forward-looking statements of Rein within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to future expectations, plans and prospects for Rein. Rein uses words such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “can,” “could,” “should,” “continue,” and other words and terms of similar meaning to help identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties related to: the risks associated with uncertainties regarding the solicitation of proxies; as well as the risks and uncertainties discussed in the “Risk Factors” section of Rein’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the SEC and in subsequent filings that Rein files with the SEC. These forward-looking statements should not be relied upon as representing Rein’s view as of any date after the date of this press release, and Rein expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Rein Investor Relations & Media Contact:

Argot Partners

rein@argotpartners.com

212-600-1902